Exhibit 1.3

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE (IN THE CIRCUMSTANCES DESCRIBED BELOW) BY PERSONS WHO WISH TO ACCEPT THE OFFER (AS DEFINED HEREIN) BY TOTAL ENERGY SERVICES INC. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF SAVANNA ENERGY SERVICES CORP., INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING (INCLUDING UPON THE EXERCISE, EXCHANGE OR CONVERSION OF ANY CONVERTIBLE SECURITIES) AFTER THE DATE OF THE OFFER, BUT BEFORE THE EXPIRY TIME (AS DEFINED HEREIN).

NOTICE OF GUARANTEED DELIVERY

TO DEPOSIT COMMON SHARES OF

SAVANNA ENERGY SERVICES CORP.

Pursuant to the Offer, dated December 9, 2016, made by

TOTAL ENERGY SERVICES INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (PACIFIC TIME) ON MARCH 24, 2017 UNLESS THE OFFER IS ACCELERATED OR EXTENDED BY THE OFFEROR (THE “EXPIRY TIME”) OR THE OFFER IS WITHDRAWN BY THE OFFEROR.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT:

1.	YOUR PHYSICAL SHARE CERTIFICATE(S) OR DRS STATEMENT REPRESENTING SAVANNA COMMON SHARES IS (ARE) NOT IMMEDIATELY AVAILABLE;

2.	YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER OF YOUR SAVANNA COMMON SHARES ON A TIMELY BASIS; OR

3.	YOUR PHYSICAL SHARE CERTIFICATE(S) OR DRS STATEMENT REPRESENTING SAVANNA COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery”) is for use by holders (“Common Shareholders”) of common shares (the “Savanna Common Shares”) of Savanna Energy Services Corp. (“Savanna” or the “Company”) to accept the offer (the “Offer”) made by Total Energy Services Inc. (“Total Energy” or the “Offeror”) to purchase all of the issued and outstanding Savanna Common Shares, including any Savanna Common Shares that may become issued and outstanding (including upon the exercise, exchange or conversion of any Convertible Securities) after the date of the Offer but before the Expiry Time, as set out in the Offeror’s Offer to Purchase and accompanying Take-Over Bid Circular dated December 9, 2016 (together, the “Offer and Circular”), only if:

(a)	the certificate(s) or DRS Statement representing such Common Shareholder’s Savanna Common Shares is (are) not immediately available;

(b)	such Common Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis; or

(c)	such Common Shareholder cannot deliver the certificate(s) or DRS Statement for the applicable Savanna Common Shares, the Letter of Transmittal and all other required documents (if any) to the depositary for the Offer, Computershare Investor Services Inc. (the “Depositary”), prior to the Expiry Time.

This Notice of Guaranteed Delivery may be delivered by hand or couriered or mailed to the Depositary only at its principal office in Calgary, Alberta or Toronto, Ontario or transmitted by facsimile to the number set out on the back page of this Notice of Guaranteed Delivery, and must include a signature guarantee by an Eligible Institution in the manner contemplated below in this Notice of Guaranteed Delivery.

Common Shareholders are referred to the Offer and Circular that accompanies this Notice of Guaranteed Delivery. The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery.

Whenever used in this Notice of Guaranteed Delivery, capitalized terms not otherwise defined herein, but which are defined in the Offer and Circular, have the meanings ascribed to them in the Offer and Circular.

Most holders of Savanna Common Shares are non-registered Common Shareholders because the Savanna Common Shares they beneficially own are not registered in their names, but are instead registered in the name of an intermediary (an “Intermediary”), such as a broker, investment dealer, bank, trust company or other Intermediary, or in the name of a depository, such as CDS Clearing and Depository Services Inc. (“CDS”). If you are a non-registered Common Shareholder, you should contact your Intermediary if you have questions regarding the Offer and carefully follow the instructions from the Intermediary that holds Savanna Common Shares on your behalf if you wish to deposit your Savanna Common Shares under the Offer. Intermediaries will likely establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, Common Shareholders who wish to tender their Savanna Common Shares to the Offer and whose Savanna Common Shares are held through an Intermediary should promptly and carefully follow the instructions provided to them by their investment dealer, broker, bank, trust company or other Intermediary.

As set out in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”, if a Common Shareholder wishes to accept the Offer and either: (a) the certificate(s) or DRS Statement representing such Common Shareholder’s Savanna Common Shares is (are) not immediately available; (b) such Common Shareholder cannot complete the procedure for book-entry transfer of the Savanna Common Shares on a timely basis; or (c) such Common Shareholder cannot deliver the certificate(s) or DRS Statement for the applicable Savanna Common Shares, the Letter of Transmittal and all other required documents (if any) to the Depositary by the Expiry Time, those Savanna Common Shares may nevertheless be tendered to the Offer provided that all of the following conditions are met:

(a)	such tender is made only at the principal office of the Depositary in Calgary, Alberta or Toronto, Ontario, by or through an Eligible Institution;

(b)	a Notice of Guaranteed Delivery (or a manually signed facsimile thereof), properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form set out below in this Notice of Guaranteed Delivery, is received by the Depositary at its principal office in Calgary, Alberta or Toronto, Ontario prior to the Expiry Time; and

(c)	the certificate(s) or DRS Statement representing the applicable Savanna Common Shares, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), or, in the case of a book-entry transfer, a DRS Statement representing such Savanna Common Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other required documents required by such Letter of Transmittal, are received at the Calgary, Alberta or Toronto, Ontario office of the Depositary by 11:59 p.m. (Pacific time) on or before the third trading day on the TSX after the Expiry Time.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a commercial bank or trust company in the United States, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually participating organizations in recognized stock exchanges in Canada and/or the United States, members of IIROC, members of the National Association of Securities Dealers or banks or trust companies in the United States.

The undersigned understands and acknowledges that the undersigned will not receive the Offer Consideration (as defined herein) in respect of the deposited Savanna Common Shares until after the Offer is completed, the deposited Savanna Common Shares are taken-up and paid for by the Offeror and the certificate(s) or DRS Statement representing the applicable Savanna Common Shares, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), or, in the case of a book-entry transfer, a DRS Statement representing such Savanna Common Shares is (are) received by the Depositary at one of the addresses set out on the back page of this Notice of Guaranteed Delivery, together with such additional documents as the Depositary may require, and until such certificate(s) or DRS Statement is (are) processed for payment by the Depositary. It is further understood that under no circumstances will any amount be payable or paid by the Offeror or the Depositary by reason of any delay in taking up and paying for any Savanna Common Shares tendered to the Offer or in providing the Offer Consideration on account of any deposited Savanna Common Shares accepted for take-up and payment under the Offer. See Section 6 of the Offer, “Take-Up and Payment for Deposited Savanna Common Shares”. Common Shareholders who wish to accept the Offer will not be required to pay any fee or commission if they tender their Savanna Common Shares directly to the Depositary.

The undersigned acknowledges that all authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery is irrevocable and may be exercised during any subsequent legal incapacity of such Common Shareholder and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of such Common Shareholder and all obligations of the Common Shareholder herein will be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such Common Shareholder.

NOTICE TO U.S. SHAREHOLDERS

The exchange offer is made for the securities of a company formed outside of the United States. The Offer is subject to disclosure requirements of Canada that are different from those of the United States. Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with Canadian accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal Securities Laws, since the Offeror is located in Canada, and some or all of its officers or directors may be residents of Canada or another country outside of the United States. You may not be able to sue a Canadian company or its officers or directors in a court in Canada or elsewhere outside of the United States for violations of U.S. Securities Laws. It may be difficult to compel a Canadian company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Offeror may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases.

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED FOR OFFER AND SALE IN THE U.S. STATES OF AL, AK, AZ, AR, CA, CT, DE, DC, FL, IL, KY, LA, MD, MA, MT, NE, NV, NJ, NC, OH, OR, PR, RI, TN, TX, UT, VA, WA, WV AND WY AND NO SUCH OFFER TO SELL OR SALE, OR SOLICITATION OF AN OFFER TO BUY MAY BE MADE IN SUCH U.S. STATES EXCEPT TO PERSONS THAT QUALIFY AS EXEMPT INSTITUTIONAL INVESTORS IN SUCH U.S. STATES.

Offer Consideration

Following the acceptance of the Offer, each Common Shareholder whose Savanna Common Shares are taken up by the Offeror will be entitled to receive, in respect of all of his/her/its Savanna Common Shares, 0.1300 of an Offeror Common Share in exchange for each Savanna Common Share (the “Offer Consideration”).

DO NOT SEND SHARE CERTIFICATES REPRESENTING SAVANNA COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING SAVANNA COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIERED OR MAILED TO THE DEPOSITARY ONLY AT ITS PRINCIPAL OFFICE IN CALGARY, ALBERTA OR TORONTO, ONTARIO OR TRANSMITTED BY FACSIMILE TO THE NUMBER SET OUT ON THE BACK PAGE OF THIS NOTICE OF GUARANTEED DELIVERY, AND MUST INCLUDE A SIGNATURE GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER CONTEMPLATED BELOW IN THIS NOTICE OF GUARANTEED DELIVERY. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION BY FACSIMILE TO A NUMBER, OTHER THAN AS SET OUT ON THE BACK PAGE OF THIS NOTICE OF GUARANTEED DELIVERY WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

DEPOSITS OF SAVANNA COMMON SHARES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF COMMON SHAREHOLDERS IN ANY JURISDICTION IN WHICH THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE UNDERSIGNED HEREBY DECLARES THAT THE UNDERSIGNED IS NOT ACTING FOR THE ACCOUNT OR BENEFIT OF A PERSON FROM SUCH A JURISDICTION AND IS NOT IN, OR DELIVERING THIS NOTICE OF GUARANTEED DELIVERY FROM, SUCH A JURISDICTION.

TO:	TOTAL ENERGY SERVICES INC.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., AS DEPOSITARY

The undersigned hereby deposits with the Offeror, on the terms and subject to the conditions set out in the Offer and in the related Letter of Transmittal (receipt of which being hereby acknowledged), the Savanna Common Shares described below pursuant to the guaranteed delivery procedure set out in Section 3 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

DESCRIPTION OF SAVANNA COMMON SHARES
Certificate Number(s)* (if applicable)	Name and Address of Common Shareholder (please print and fill in exactly as name(s) appear(s) on the certificate(s) or DRS Statement)	Number of Savanna Common Shares Represented by Certificate(s) or DRS Statement	Number of Savanna Common Shares Deposited**

TOTAL:

(If space provided above is not sufficient, please attach a list in the above form.)

*	A certificate number does not need to be provided if the Savanna Common Shares are represented by a DRS Statement. The Direct Registration System (DRS) is a system that allows shares to be held in book-entry form without having a physical share certificate issued as evidence of ownership. Instead, shares are held and registered electronically in the record systems of an issuer’s transfer agent, which can be confirmed in the DRS Statement.
**	Unless otherwise indicated, the total number of Savanna Common Shares evidenced by all certificates or DRS Statements (or, in the case of a book-entry transfer, the DRS Statement) delivered will be deemed to have been deposited. See Instruction 6 in the Letter of Transmittal.

COMMON SHAREHOLDER SIGNATURE

Dated:

Daytime Telephone Number of Common Shareholder	Signature of Common Shareholder

Name of Common Shareholder (please print or type)

GUARANTEE OF DELIVERY

The undersigned, an Eligible Institution, guarantees delivery to the Depositary at its Calgary, Alberta or Toronto, Ontario office specified on the back page of this Notice of Guaranteed Delivery of the certificate(s) or DRS Statement representing Savanna Common Shares deposited hereby, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), or, in the case of a book-entry transfer, a DRS Statement representing such Savanna Common Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal by 11:59 p.m. (Pacific time) on or before the third trading day on the TSX after the Expiry Time.

Dated:

Name of Firm	Authorized Signature

Address of Firm	Name of Authorized Signatory (please print or type)

Title of Authorized Signatory

Postal/Zip Code

Telephone Number of Firm

DO NOT SEND SHARE CERTIFICATES REPRESENTING SAVANNA COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING SAVANNA COMMON SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

COMPUTERSHARE INVESTOR SERVICES INC.

By Mail:

P.O. Box 7021

31 Adelaide Street East

Toronto, Ontario M5C 3H2

Attention: Corporate Actions

By Registered Mail, Hand or Courier

Calgary	Toronto

600, 530 – 8th Avenue SW Calgary, Alberta T2P 3S8 Attention: Corporate Actions	100 University Avenue, 8th Floor Toronto Ontario M5J 2Y1 Attention: Corporate Actions

Toll Free in North America: 1-800-564-6253

Collect Outside of North America: 1-514-982-7555

Facsimile: 1-905-771-4082

e-mail: corporateactions@computershare.com

The Information Agent for the Offer is:

LAUREL HILL ADVISORY GROUP

Toll Free in North America: 1-877-452-7184

Collect Outside of North America: 1-416-304-0211

e-mail: assistance@laurelhill.com

Questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer and Circular may be directed by holders of Savanna Common Shares to the Depositary of the Information Agent at the telephone numbers and locations set out above. You may also contact your broker or other intermediary for assistance concerning the Offer. To keep current with further developments and information about the Offer, visit www.totalenergy.ca/savannaoffer.